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                                                                    EXHIBIT 1.1

                                CERTIFICATE OF
                       FRIEDE GOLDMAN INTERNATIONAL INC.
                 AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE

  Friede Goldman International Inc. (the "Registrant") hereby certifies to the Securities and Exchange Commission (the "Commission") that on July 21, 1997:

    (i) The Registrant has instructed its bank to wire transfer to the Commission the requisite filing fee of $1,626 due in connection with the filing of its Registration Statement with the Commission on July 21, 1997 pursuant to Rule 462(b) under the Securities Act of 1933, as amended;

    (ii) The Registrant will not revoke such instructions; and

    (iii) The Registrant has sufficient funds in the account from which the wire transfer will originate to cover the amount of the filing fee.

  The Registrant hereby undertakes to confirm on July 22, 1997 that its bank has received such instructions.

                                          FRIEDE GOLDMAN INTERNATIONAL INC.

                                                 /s/ JAMES A. LOWE, III
                                          By: _________________________________
                                                   James A. Lowe, III
                                              General Counsel and Secretary